                                                                    EXHIBIT 10.9











                        OMNIBUS BENEFIT RESTORATION PLAN

                                       OF

                             SONOCO PRODUCTS COMPANY






















                              Amended and Restated
                            Effective January 1, 1994

                        OMNIBUS BENEFIT RESTORATION PLAN
                                       OF
                             SONOCO PRODUCTS COMPANY

                                  Introduction

Effective January 1, 1979, Sonoco Products Company (the Company) adopted the Supplemental Executive Retirement Plan of Sonoco Products Company (the SERP) to provide income replacement to selected executive employees in addition to their qualified retirement plan benefits. The SERP was amended from time to time to improve benefits and was amended and restated effective November 1, 1984.

The SERP is again amended and restated and is renamed the Omnibus Benefit Restoration Plan of Sonoco Products Company (the Plan), effective January 1, 1994. The purposes of the Plan are to (1) provide each eligible employee a benefit equal to the benefit that cannot be paid under the Retirement Plan of Sonoco Products Company because of limitations on benefits payable under qualified defined benefit retirement plans under the Internal Revenue Code (the
Code), (2) provide each eligible employee the matching contribution that cannot be made under the Sonoco Products Company Employee Savings and Stock Ownership Plan because of limitations on annual contributions that can be made under qualified Code Section 401(k) and (m) plans, and (3) provide a method to pay eligible executives individually-negotiated retirement benefits under terms and conditions described in confidential individual participation agreements which form an integral part of this Plan.

The four type of benefits provided under this amended and restated Plan are termed: (1) the Executive Benefit (the 60-percent income replacement benefit);
(2) the Excess Benefit; (3) the Excess ESSOP Benefit; and (4) benefits described in confidential individual Participation Agreements which form an integral part of the Plan.

The Company intends that the Plan be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees, within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 (ERISA), commonly called a top-hat plan. The Company reserves the right to interpret and operate the Plan accordingly, and to amend the Plan as necessary to maintain its status as a top-hat plan as defined by any law issued under ERISA or the Code.

Provisions which apply only to specific groups of employees are set forth in Addenda to the Plan, which form an integral part of the Plan.

The rights to an Executive Benefit of any employee who terminated before the adoption date of this amended and restated Plan will be determined under the Plan as in effect on the date the employee terminated, without regard to the retroactive effective date.

Notwithstanding any other provision of this amended and restated Plan, no amended provision which would modify the Plan in any material respect will apply to any participant to whom Code Section 162(m) applies.

                        OMNIBUS BENEFIT RESTORATION PLAN
                                       OF
                             SONOCO PRODUCTS COMPANY


                                Table of Contents

                                                                            Page
                                                                            ----
ARTICLE 1      DEFINITIONS

      1.1      Accrued Benefit                                                 1
               (a)   Executive Benefit                                         1
               (b)   Excess Retirement Benefit                                 2
               (c)   Participation Agreement Benefit                           2
               (d)   Excess ESSOP Benefit                                      2
      1.2      Actuarial Equivalent                                            3
      1.3      Benefit Commencement Date                                       3
      1.4      Board                                                           3
      1.5      Code                                                            3
      1.6      Committee                                                       3
      1.7      Company                                                         4
      1.8      Compensation                                                    4
      1.9      Controlled Group                                                4
      1.10     Delayed Retirement Date                                         4
      1.11     Earliest Retirement Date                                        5
      1.12     Earliest Retirement Age                                         5
      1.13     Effective Date                                                  5
      1.14     Employee                                                        5
      1.15     Employer                                                        5
      1.16     Employment                                                      5
      1.17     Employment Date                                                 6
      1.18     ERISA                                                           6
      1.19     ESSOP                                                           6
      1.20     Excess ESSOP Account                                            6
      1.21     Excess ESSOP Benefit                                            6
      1.22     Excess Matching Contribution                                    6
      1.23     Excess Retirement Benefit                                       6
      1.24     Executive Benefit                                               7
      1.25     Final Average Earnings                                          7
      1.26     Executive Compensation Committee of the Board                   7
      1.27     Investment Council                                              7
      1.28     Negotiated Benefit                                              7
      1.29     Normal Retirement Age                                           7
      1.30     Normal Retirement Date                                          8
      1.31     Participant                                                     8
      1.32     Participation Agreement                                         8
      1.33     Participation Agreement Benefits                                8

                                                                            Page
                                                                            ----

      1.34     Plan                                                            8
      1.35     Plan Administrator                                              8
      1.36     Plan Year                                                       8
      1.37     Retirement Incentive Benefit                                    8
      1.38     Retirement Plan                                                 8
      1.39     Retirement Plan Benefit                                         9
      1.40     Social Security Benefit                                         9
      1.41     Spouse                                                          9
      1.42     Termination Date                                                9
      1.43     Years of Benefit Service (or Benefit Service)                  10
      1.44     Years of Vesting Service (or Vesting Service)                  10
               (a)   Excess Retirement Benefit and Excess ESSOP Benefit       10
               (b)   Executive Benefit                                        11


ARTICLE 2      ELIGIBILITY

      2.1      Eligibility                                                    12
               (a)   Executive Benefit                                        12
               (b)   Excess Retirement Benefit                                12
               (c)   Participation Agreement                                  13
               (d)   Excess ESSOP Benefit                                     13
      2.2      Participation Upon Reemployment                                13
      2.3      Forfeiture                                                     13
      2.4      Adoption of the Plan by a Controlled Group Member              14
               (a)   Method of Adopting the Plan by a Controlled Group Member 14
               (b)   Transmittal of Resolution                                15


ARTICLE 3      AMOUNT AND PAYMENT DATE OF BENEFITS

      3.1      Amount of Benefits                                             16
               (a)   Executive Benefit                                        16
               (b)   Excess Retirement Benefit                                17
               (c)   Participation Agreement Benefit                          17
               (d)   Excess ESSOP Benefit                                     17
      3.2      Benefit Commencement Date                                      17
      3.3      Adjustment for Early Retirement                                18

                                                                            Page
                                                                            ----

               (a)   Executive Benefit                                        18
               (b)   Excess Retirement Benefit                                18
               (c)   Participation Agreement Benefit                          19
      3.4      Adjustment for Delayed Retirement                              19
      3.5      Termination of Employment or Participation                     19
               (a)   Executive Benefit                                        19
               (b)   Excess Retirement Benefit                                19
               (c)   Participation Agreement Benefit                          20
               (d)   Excess ESSOP Benefit                                     20
      3.6      Disability Retirement                                          21
               (a)   Eligibility                                              21
               (b)   Amount of Disability Retirement Benefit                  21
               (c)   Benefit Commencement Date                                21
               (d)   Recovery                                                 22
      3.7      Reemployment                                                   23
               (a)   Reemployment Before Receipt of Benefits                  23
               (b)   Reemployment After Receipt of Cash-Out                   23
               (c)   Reemployment After Receipt of Monthly Payments           23


ARTICLE 4      FORM OF PAYMENT

      4.1      Form of Payment                                                24
               (a)   Executive Benefit                                        24
               (b)   Excess Retirement Benefit                                24
               (c)   Participation Agreement Benefit                          25
      4.2      Form of Payment for the Excess ESSOP Benefit                   25
      4.3      Cash-Out of Small Benefits                                     25
      4.4      Effect of Death on Forms of Payment                            26
               (a)   Death of Spouse or Beneficiary Before Benefits Begin     26
               (b)   Death of Participant Before Benefits Begin               26
               (c)   Death of Spouse or Beneficiary After Benefits Begin      26
               (d)   Death of Participant After Benefits Begin                26
      4.5      Designation of Beneficiaries                                   27
               (a)   Identity of Beneficiary                                  27
               (b)   Payment to Minor or Incompetent Beneficiaries            27
               (c)   Judicial Determination                                   27

                                                                            Page
                                                                            ----

      4.6      Payment to the Participant's Representative                    27
      4.7      Unclaimed Benefits                                             28
      4.8      Correction of Mistakes                                         28


ARTICLE 5      PRERETIREMENT DEATH BENEFITS

      5.1      Executive Benefit                                              30
               (a)   Coverage for Surviving Spouse Only                       30
               (b)   Amount of Spouse's Preretirement Death Benefit           31
      5.2      Excess Retirement Benefit                                      32
      5.3      Participation Agreement Benefit                                32
      5.4      Excess ESSOP Benefit                                           33

ARTICLE 6      UNFUNDED TOP-HAT PLAN

      6.1      Securing Payment of the Plan Benefit                           34
      6.2      Assets Subject to General Creditors                            34
      6.3      No Participant Contributions                                   35
      6.4      Exclusive Benefit                                              35
      6.5      Taxation                                                       35

ARTICLE 7      AMENDMENT AND TERMINATION

      7.1      Amendment                                                      36
               (a)   Procedure                                                36
               (b)   Prohibited Amendments                                    36
               (c)   Administrative Changes Without Plan Document             36
               (d)   Limited to Active Participants                           37
      7.2      Termination of the Plan                                        37


ARTICLE 8      ADMINISTRATION

      8.1      Allocation of Fiduciary Responsibilities                       38
               (a)   The Board                                                38
               (b)   The Company and the Employers                            39
               (c)   The Executive Compensation Committee of the Board        39
               (d)   The Benefits Committee                                   39
               (e)   The Investment Council                                   43

                                                                            Page
                                                                            ----

      8.2      Expenses                                                       46
      8.3      Indemnification                                                47
      8.4      Claims Procedure                                               47


ARTICLE 9      MISCELLANEOUS

      9.1      Headings                                                       48
      9.2      Construction                                                   48
      9.3      Severability                                                   48
      9.4      Nonalienation                                                  48
      9.5      No Employment Rights                                           49
      9.6      No Enlargement of Rights                                       49
      9.7      Withholding for Taxes                                          49


ADDENDUM A     Crellin Employees

ADDENDUM B     Engraph Employees

                                    ARTICLE 1

                                   Definitions

As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1      Accrued Benefit.

         (a) Executive Benefit. The 60-percent income replacement benefit which the Participant has earned as of the date of determination, prorated for Benefit Service and calculated under Subsection 3.1(a), on the basis of his Final Average Earnings and Years of Benefit Service, minus the offset for
                  (1) his Retirement Plan Benefit that is payable as of his Normal Retirement Date as a 75 percent joint and survivor annuity under the Retirement Plan, and (2) 100 percent of his Social Security Benefit.

         (b) Excess Retirement Benefit. As of the date of determination, an amount equal to the difference between the amount the Participant would have earned under the Retirement Plan in the absence of statutory restrictions, and the amount he has earned after applying those restrictions; provided that this benefit will not be paid to any Participant who receives the Executive Benefit.

         (c) Participation Agreement Benefit. An amount equal to the benefit that the Participant has earned as of the date of determination under his Participation Agreement, after applying any applicable offsets. The Participation Agreement may provide for the payment of one or both of the following types of benefits:

                  (1) Negotiated Benefits. One or more types of benefits which are in addition to any other Employer-provided qualified or nonqualified benefit to which the Participant is entitled or is expected to become entitled, the terms and conditions of which are described in his Participation Agreement.

                  (2) Retirement Incentive Benefit. A benefit designed as a retirement incentive, which is in addition to any other Employer-provided qualified or nonqualified benefit to which the Participant is entitled upon retirement, the terms and conditions of which are described in his Participation Agreement.

         (d) Excess ESSOP Benefit. As of the date of determination, the balance of the Participant's Excess ESSOP Account, including his share of unallocated Excess Matching Contributions and gains/losses.

1.2      Actuarial Equivalent. A benefit of equal value computed on the basis of
         (a) the 1984 Unisex Pension Mortality Table, with no age setback for Participants and a three-year age setback for beneficiaries, and (b) interest at 9 percent compounded annually for forms of payment other than lump sum. The interest rate used to determine equivalent lump sum values will be the Company's discount rate used to compute FAS-87 costs under the Retirement Plan, as stated each year in the Company's annual report to shareholders.

1.3 Benefit Commencement Date. The first day of the first month for which a benefit is payable as an annuity to the Participant under Articles 3 and 4, or a death benefit is payable to the surviving Spouse or other beneficiary under Article 5. Unless otherwise negotiated, the Benefit Commencement Date for each benefit will be the same as the Benefit Commencement Date for the corollary benefit under the Retirement Plan. If the benefit is payable in a lump sum, the Benefit Commencement Date is the date when the payment is issued.

1.4      Board. The Board of Directors of the Company.

1.5 Code. The Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

1.6 Committee. The Benefits Committee, which will serve as the Plan Administrator and will have primary responsibility for administering the Plan under Article 8.

1.7 Company. Sonoco Products Company, a corporation organized and existing under the laws of the State of South Carolina, or its successor or assign which adopts this Plan.

1.8 Compensation. The taxable earnings paid by the Employer to the Participant and reported on his Form W-2 for the calendar year, plus amounts deferred under Code Sections 401(k) and 125 pursuant to the Participant's salary reduction agreement; provided that if the Participant terminates before the end of a year, his Compensation will be annualized for his final year and he will receive credit for any bonus earned in his final year, annualized for the year. Compensation will exclude (1) severance pay, (2) reimbursement for moving expenses,
         (3) reimbursement for educational expenses, (4) automobile allowance,
         (5) tax counsel allowance, and (6) compensation related to the exercise of a stock option grant or other stock related compensation program. Compensation will not be subject to the $150,000 (indexed) limitation which applies to the Retirement Plan and to the ESSOP under Code
         Section 401(a)(17).

1.9 Controlled Group. For purposes of this Plan only, the Company and each entity that is directly or indirectly controlled by the Company, and any entity in which the Company has a significant equity interest, as determined by the Committee.

1.10 Delayed Retirement Date. The last day of the month in which the Participant actually retires after working past his Normal Retirement Date.

1.11     Earliest Retirement Age. The Participant's 55th birthday.

1.12 Earliest Retirement Date. The last day of the month in which the Participant reaches age 55. The Early Retirement Date of the Participant who retires before his Normal Retirement Date is the last day of the month in which he actually retires.

1.13     Effective Date. The Effective Date of the SERP (the predecessor to this
         Plan) was January 1, 1979. January 1, 1994 is the Effective Date of the Plan, as amended and restated to include (a) the Executive Benefit (the 60-percent income replacement benefit previously payable under the
         SERP), (b) the Excess Benefit; (c) the Excess ESSOP Benefit; and (d) Participation Agreement Benefits. However, the Plan as previously in effect for Executive Benefits will continue to apply to any Participant who terminated before the date when this amended and restated Plan is adopted.

1.14     Employee. An individual who is regularly employed by an Employer.

1.15 Employer. The Company and each Controlled Group member which adopts this Plan in accordance with Section 2.4.

1.16 Employment. The period during which an Employee is regularly employed by an Employer.

1.17     Employment Date. The date on which the Employee first earned
         Compensation.

1.18 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations and rulings issued under ERISA.

1.19 ESSOP. The Sonoco Products Company Employee Savings and Stock Ownership Plan, which is qualified for tax-exempt status under Code Section 401(a), 401(k), 401(m) and 501(a).

1.20 Excess ESSOP Account. The account which the Committee maintains for accounting purposes only to record the Participant's allocations of Excess Matching Contributions (if any) and gains/losses; provided that Plan assets (if any) will not be segregated among accounts, and each Participant will have only an unsecured contractual right against his Employer for the amount of his Excess ESSOP Benefit.

1.21     Excess ESSOP Benefit. See Subsection 1.1(d).

1.22 Excess Matching Contribution. The amount of Matching Contribution which the Employer cannot contribute to the ESSOP for the Participant for the Plan Year because of statutory limitations that apply to the ESSOP, i.e. Code Sections 401(a)(17), 401(k), 401(m) and/or 415.

1.23     Excess Retirement Benefit. See Subsection 1.1(b).

1.24     Executive Benefit. See Subsection 1.1(a).

1.25 Executive Compensation Committee of the Board. The Committee appointed by the Board to administer executive compensation, which will have responsibility for amending and terminating the Plan under Article 7.

1.26 Final Average Earnings. For purposes of the Executive Benefit, the Participant's average earned Compensation for the 3 calendar years during his Employment which produce the highest average. The Committee will calculate Compensation by annualizing the final year's pay if the Participant terminates before year-end, and by attributing bonuses, other incentive pay and deferred pay to the year when earned instead of the year when paid. If the Participant has fewer than 3 whole calendar years of Compensation, after annualizing his final year, the Committee will use the average of his actual whole and partial years.

1.27 Investment Council. The group of individuals appointed by the Board from time to time, who will have the investment powers and responsibilities described in Article 8.

1.28     Negotiated Benefit. See Subsection 1.1(c)(1).

1.29     Normal Retirement Age. The Participant's 65th birthday.

1.30 Normal Retirement Date. The last day of the month in which the Participant reaches age 65.

1.31     Participant. An Employee participating in the Plan under Section 2.1.

1.32 Participation Agreement. A confidential agreement which forms an integral part of this Plan, and which describes the terms and conditions of benefits that were individually negotiated between the Employer and the Participant.

1.33     Participation Agreement Benefits. See Subsection 1.1(c).

1.34 Plan. The Omnibus Benefit Restoration Plan of Sonoco Products Company, as amended from time to time.

1.35     Plan Administrator. The Committee.

1.36 Plan Year. The 12-month period beginning January 1 and ending December 31 of each year.

1.37     Retirement Incentive Benefit. See Subsection 1.1(c)(2).

1.38 Retirement Plan. The Retirement Plan of Sonoco Products Company, which is qualified for tax-exempt status under Code Sections 401(a) and 501(a), or other similar qualified plan maintained by an Employer, excluding any plan with Code Section 401(k) and/or (m) features.

1.39 Retirement Plan Benefit. The monthly amount, or applicable Actuarial Equivalent benefit, which the Participant is entitled to receive under the Retirement Plan.

1.40 Social Security Benefit. The primary amount of Social Security benefits which the Participant would be entitled to receive at age 62 or later actual retirement age, based upon the Social Security Act as in effect on his Termination Date, assuming no increase in Compensation after the end of the calendar year that precedes his Termination Date.

1.41     Spouse. For purposes of the benefit described in Subsections 4.1(b) and
         (c), the Spouse will be the individual to whom the Participant is legally married on his Benefit Commencement Date. For purposes of the death benefit described in Subsection 4.1(a) and 5.1, the Spouse will be the individual to whom the Participant has been legally married throughout the one-year period ending on his date of death. In the event of a dispute, such status will be determined in accordance with the applicable laws of the Participant's state of domicile.

1.42 Termination Date. The earlier of (a) the date the Employee quits, retires, is discharged or dies; or (b) the first anniversary of the beginning date of a paid or unpaid absence for any reason other than resignation, retirement, discharge or death; provided that a Termination Date will not occur during an authorized leave of absence which is included in Vesting Service under the Retirement Plan; and provided further that the Termination Date of the Employee who quits, retires, is discharged or dies before the first anniversary of his absence (or the second anniversary for a parental leave) will be the date such event occurs. Accrual of Benefit Service and Vesting Service will cease on the Termination Date except as otherwise provided under the Retirement Plan.

1.43 Years of Benefit Service (or Benefit Service). For purposes of the Excess Retirement Benefit, Benefit Service includes the Participant's whole and partial Years of Benefit Service which he has earned under the Retirement Plan. For purposes of the Executive Benefit, Benefit Service includes the Participant's whole and partial Years of Benefit Service which he has earned under the Retirement Plan, except that credit begins on his Employment Date.

1.44     Years of Vesting Service (or Vesting Service).

         (a) Excess Retirement Benefit and Excess ESSOP Benefit. For purposes of the Excess Retirement Benefit and the Excess ESSOP Benefit, Vesting Service includes the Participant's whole and partial Years of Vesting Service which he has earned under the Retirement Plan and the ESSOP, respectively, and will become vested as provided in Subsection 3.5(b) and (d), respectively.

         (b) Executive Benefit. Each Participant in the Executive Benefit portion of the Plan as of the adoption date of the Plan will be fully vested in his Executive Benefit. Each other Participant will receive credit for his whole and partial Years of Vesting Service as defined in the Retirement Plan, except that credit begins on the date when he first becomes eligible for the Executive Benefit, and will become vested as provided in Subsection 3.5(a).

                                    ARTICLE 2

                                   Eligibility

2.1 Eligibility. Each Employee who was an active Participant in the Plan on December 31, 1993 will continue to participate after that date. After that date, each Employee will become a Participant under the various portions of the Plan as follows:

         (a) Executive Benefit. Subject to the Board's approval, the Committee will determine the eligible status and the eligibility date of each Employee who becomes a Participant in the Executive Benefit portion of the Plan, and will maintain a list of Participants and their eligibility dates. Participants who are eligible for the Executive Benefit will not be eligible for the Excess Retirement Benefit.

         (b) Excess Retirement Benefit. Subject to the Committee's approval, each active Participant in the Retirement Plan will begin to participate in the Excess Retirement Benefit portion of the Plan either on the date as of which his Retirement Plan Benefit becomes limited by the $150,000 (indexed) limitation on Compensation that can be considered under the Retirement Plan, and/or by the Code Section 415 limitations described in the Retirement Plan.

         (c) Participation Agreement. Each Employee who executes a Participation Agreement with his Employer will become eligible for benefits under that specific Agreement as of the date stated therein.

         (d) Excess ESSOP Benefit. Subject to the Committee's approval, each active participant in the ESSOP will begin to participate in the Excess ESSOP Benefit portion of this Plan as of the date when his matching contributions under the ESSOP becomes limited by the $150,000 (indexed) limitation on Compensation that can be considered under the ESSOP, by the dollar limit on elective deferrals, and/or by the Code Section 415 annual additions limitations described in the ESSOP.

2.2 Participation Upon Reemployment. In the event a Participant in any portion of the Plan terminates for any reason and resumes Employment, or terminates participation in the Plan, the Committee will determine whether and to what extent he will resume participating in the Plan, subject to the Board's or Committee's approval for reentry into the Executive Benefit and/or Participation Agreement portions of the Plan.

2.3 Forfeiture. Any Participant will forfeit his Executive Benefit (including all survivor benefits) in the event that within 3 years after his termination of Employment, he (a) enters into any activity which competes with any business conducted by any Controlled Group member in any geographic area where the Controlled Group member has established a place of business, unless he has the Committee's prior written consent; (b) interferes with the relations between any Controlled Group member and any customer; or (c) engages in any activity which can reasonably be expected to result in any decrease of or loss in profits by any Controlled Group member.

2.4 Adoption of the Plan By a Controlled Group Member. A Controlled Group member may adopt the Plan by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to approval of the Board.

         (a) Method of Adopting the Plan by a Controlled Group Member. To adopt the Plan, the board of directors of the Controlled Group member must approve a resolution expressly adopting the Plan for the benefit of its eligible employees. In such resolution the Controlled Group member will delegate to the Company and its Board authority:

                  (1) to administer the Plan through the appointment of the members of the Committee and the Investment Council,

                  (2) to enter into an annuity or insurance contract, a rabbi trust, or other funding medium selected by the Investment Council, and

                  (3) to amend the Plan at any time and to take any other steps that the Company considers necessary or advisable in connection with the administration and implementation of the Plan.

         (b) Transmittal of Resolution. The Employer will transmit a certified copy of such resolution to the Company's Board. The effective date of the Employer's adoption of the Plan will be stated in the resolution.

                                    ARTICLE 3

                       Amount and Payment Date of Benefits

3.1 Amount of Benefits. The Participant will receive one or more of the following benefits to which he is entitled under applicable provisions of the Plan. The Participant who receives an Executive Benefit will not receive an Excess Retirement Benefit.

         (a) Executive Benefit. The Executive Benefit will be a monthly benefit calculated as follows:

                  (1) 4 percent multiplied by the Participant's whole and partial Years of Benefit Service not in excess of 15 years, with the product (maximum of 60 percent) multiplied by his Final Average Earnings, and that product divided by 12, multiplied (if applicable) by

                  (2) the ratio (not greater than one) of the number of his whole and partial Years of Benefit Service earned as of his Termination Date, over the number he would have earned if he had continued Employment until his Normal Retirement Date, with the product reduced by

                  (3) the sum of (A) his monthly Retirement Plan Benefit actually paid, and (B) his monthly Social Security Benefit.

                  Notwithstanding any other provision of this amended and restated Plan, no amended provision which would modify the Executive Benefit in any material respect will apply to any Participant to whom Code Section 162(m) applies. The Plan as it existed before this amendment and restatement will continue to apply to each such Participant in all material respects.

         (b) Excess Retirement Benefit. The Excess Retirement Benefit will be a monthly benefit in an amount equal to the difference between the amount the Participant would have received under the Retirement Plan in the absence of statutory restrictions, and the amount he actually receives or is entitled to receive after applying those restrictions.

         (c) Participation Agreement Benefit. The Participant Agreement Benefit will be the amount described in the Agreement.

         (d) Excess ESSOP Benefit. The Excess ESSOP Benefit will be the Participant's Excess ESSOP Account balance, which will be paid as described in Section 4.2.

3.2 Benefit Commencement Date. Each monthly benefit will be payable on the first day of each month beginning on the Participant's Benefit Commencement Date under the Retirement Plan. Unless otherwise negotiated, the Participant may not elect a Benefit Commencement Date for any benefit that is different from his Benefit Commencement Date under the Retirement Plan. Payments will continue according to the applicable form of payment, as described in Article 4.

3.3 Adjustment for Early Retirement. The Participant who retires before his 62nd birthday and elects to begin receiving his monthly benefits early, will receive his benefits adjusted as follows:

         (a) Executive Benefit. The Participant will receive his Executive Benefit in a monthly amount calculated as described in Subsection 3.1(a), but with the Subsection 3.1(a)(1) portion of the benefit reduced for early payment by an amount equal to .25 percent for each month by which his Benefit Commencement Date precedes his 62nd birthday.

         (b) Excess Retirement Benefit. The Participant will receive his Excess Retirement Benefit in a monthly amount calculated as described in Subsection 3.1(a), but with the Subsection 3.1(a)(1) portion of the benefit reduced for early payment by an amount equal to .3 percent for each month by which his Benefit Commencement Date precedes his 65th birthday.

         (c) Participation Agreement Benefit. The Participant will receive his Participation Agreement Benefit adjusted for early payment to the extent provided in his Participation Agreement.

3.4 Adjustment for Delayed Retirement. The Participant who continues Employment after his Normal Retirement Date will continue to accrue Executive Benefits until he actually retires, under applicable provisions of the Plan.

3.5      Termination of Employment or Participation.

         (a) Executive Benefit. Each Participant will become fully vested in the Executive Benefit portion of his Accrued Benefit as of the earlier of the date he completes 5 Years of Vesting Service, or reaches Early Retirement Age. The vested Participant who terminates Employment or participation before his Earliest Retirement Date will receive a deferred Executive Benefit beginning on his Normal Retirement Date unless he elects to receive payments beginning on an Early Retirement Date as reduced under Subsection 3.3(a). The Participant who terminates Employment or ceases to be eligible for the Executive Benefit before he becomes vested, will not receive any Executive Benefit.

         (b) Excess Retirement Benefit. Each Participant will become fully vested in the Excess Retirement Benefit portion of his Accrued Benefit as of the earlier of the date he completes 5 Years of Vesting Service, or reaches

                  Early Retirement Age. The vested Participant who terminates Employment or participation before his Earliest Retirement Date will receive a deferred Excess Retirement Benefit beginning on his Normal Retirement Date unless he elects to receive payments beginning on an Early Retirement Date as reduced under Subsection 3.3(b). The Participant who terminates Employment or ceases to be eligible for the Excess Retirement Benefit before he becomes vested, will not receive any Excess Retirement Benefit.

         (c) Participation Agreement Benefit. Unless otherwise negotiated and stated in his Participation Agreement, each Participant will become fully vested in the Participation Agreement Benefit portion of his Accrued Benefit as of the earlier of the date he completes 5 Years of Vesting Service, or reaches Early Retirement Age. The vested Participant who terminates Employment or participation before his Earliest Retirement Date will receive a deferred Participation Agreement Benefit beginning on his Normal Retirement Date unless he elects to receive payments beginning on an Early Retirement Date as reduced to the extent provided in his Participation Agreement. The Participant who terminates Employment or ceases to be eligible for the Participation Agreement Benefit before he becomes vested, will not receive any Participation Agreement Benefit.

         (d) Excess ESSOP Benefit. The Participant will become vested in his Excess ESSOP Benefit under applicable provisions of the ESSOP.

3.6      Disability Retirement.

         (a) Eligibility. The Participant in the Executive Benefit and/or Excess Retirement Benefit portions of the Plan, who incurs a total and permanent disability, will be entitled to the benefit described in this Section. To be treated as totally and permanently disabled under this Plan, the Participant must either (1) receive benefits under an Employer's long-term disability plan, (2) receive a written determination from the Social Security Administration that he is eligible to receive Social Security disability benefits, or (3) receive Workers' Compensation disability benefits due to an occupational illness or injury.

         (b) Amount of Disability Retirement Benefit. The Participant who terminates Employment because of a disability and who is entitled to an Executive Benefit will receive a monthly benefit in an amount equal to 60 percent of his final pay as defined in his Employer's long-term disability plan, minus the amounts he receives as either long-term disability benefits provided by his Employer, his combined family Social Security disability benefits, and his Retirement Plan Benefit, or which he would be entitled to receive upon proper application.

         (c) Benefit Commencement Date. The disability retirement benefit will be payable to the disabled Participant as of the first day of each month beginning on the date when he begins to receive his Employer-provided long-term disability benefits. His disability benefit payments will continue until his Earliest Retirement Date, at which time his benefit will convert to a reduced early retirement benefit as described in Section 3.3.

         (d) Recovery. The Committee will treat a Participant as having recovered as of the date when he ceases to be eligible for either long-term disability benefits under his Employers's plan, Social Security disability benefits, or Workers' Compensation disability benefits, as applicable. The disabled Participant who recovers, immediately notifies his Employer of his recovery, and resumes Employment within a reasonable period of time, or offers to resume active Employment but cannot because no suitable position is available, will receive a subsequent Executive Benefit calculated by taking into account his aggregated whole and partial Years of Benefit Service and offsetting the Actuarial Equivalent value of the disability benefits he previously received. The disabled Participant who recovers but fails to timely notify his Employer, or fails to resume active Employment if a suitable position is available and is offered to him, will be treated as if he had terminated Employment on his last day of active Employment and any subsequent Executive Benefit to which he is entitled will be calculated by offsetting the Actuarial Equivalent value of the disability benefits he previously received.

3.7      Reemployment.

         (a) Reemployment Before Receipt of Benefits. The benefits payable to the vested Participant who terminates or retires and resumes Employment before he receives any benefit payments, will be based on his aggregated Compensation and all his whole and partial Years of Benefit Service and will begin after his subsequent retirement in accordance with applicable provisions of the Plan.

         (b) Reemployment After Receipt of Cash-Out. The benefit payable to the Participant who (1) terminated or retired, (2) received a cash-out of his benefit, and (3) resumed Employment, will not receive credit for the whole and partial Years of Benefit Service for which he received the cash-out.

         (c) Reemployment After Receipt of Monthly Payments. Unless otherwise negotiated, monthly Executive Benefit payments will be suspended immediately for the Participant who retired, began to receive monthly payments, and then resumed Employment. Upon his subsequent retirement, the Committee will recalculate his monthly benefit to include his most recent Compensation and his total Benefit Service earned during all periods of his Employment.

                                    ARTICLE 4

                                 Form of Payment

4.1      Form of Payment.

         (a) Executive Benefit. The Participant who does not have a Spouse as of his Benefit Commencement Date will receive his Executive Benefit in the form of a single life annuity, with 10 years of payment guaranteed. The Participant who has a Spouse will receive his Executive Benefit in the form of a 75-percent joint and survivor annuity. If the Spouse is more than 10 years younger than the Participant, his monthly benefit will be reduced by 100 percent of the difference between the 10-year adjustment factor for the 75-percent annuity, and the adjustment factor for the 75-percent annuity based on the actual number of years that the Spouse is younger than the Participant. In the event the Participant elects the 100 percent joint and survivor annuity under the Retirement Plan and his Retirement Plan Benefit is reduced by the Code Section 415 limits, this Plan will reduce his Spouse's survivor benefit (if any is paid) by 25 percent of the Spouse's survivor benefit paid under the Retirement Plan.

         (b) Excess Retirement Benefit. The Participant will receive his Excess Retirement Benefit in the same form as he receives his Retirement Plan Benefit. His Excess Retirement Benefit will be reduced by the same factors as in the Retirement Plan for early payment.

         (c) Participation Agreement Benefit. The Participant will receive his Participation Agreement Benefit in the form specified in his Participation Agreement.

4.2 Form of Payment for the Excess ESSOP Benefit. The Participant may elect to receive his Excess ESSOP Benefit in either a single lump sum payment as of January 1 following his Termination Date, or in annual installments of 2 to 15 years beginning January 1 following his Termination Date. He must make his election at least one year before his Benefit Commencement Date.

4.3 Cash-Out of Small Benefits. If either the Executive Benefit, Excess Retirement Benefit, Participation Agreement Benefit, or Excess ESSOP Benefit has an Actuarial Equivalent lump sum value not greater than $3,500, the Committee may, in its discretion, make a single lump sum payment as soon as practicable after the Termination Date.

4.4      Effect of Death on Forms of Payment

         (a) Death of Spouse or Beneficiary Before Benefits Begin. If the Participant's benefit is payable in any form with a survivor benefit and his Spouse or designated beneficiary dies before his Benefit Commencement Date, the survivor form of payment will not become effective, and he will instead receive his benefits as a single life annuity unless he properly elects another form before his Benefit Commencement Date.

         (b) Death of Participant Before Benefits Begin. If the Participant's benefits are payable in any form with a survivor benefit and he dies before his Benefit Commencement Date, his Spouse or other beneficiary will not be entitled to any benefits under any such form. His surviving Spouse will be entitled only to the preretirement death benefit payable under
                  Article 5.

         (c) Death of Spouse or Beneficiary After Benefits Begin. If the Participant's benefit payments have begun in any form with a survivor benefit and his Spouse or other beneficiary dies before he does, he will continue to receive his benefit in the same form.

         (d) Death of Participant After Benefits Begin. If the Participant dies after his benefits have begun, no death benefit will be payable except to the extent provided under the form of benefit he was receiving.

4.5      Designation of Beneficiaries.

         (a) Identity of Beneficiary. The Participant's beneficiary for his Executive Benefit, Excess Retirement Benefit and/or Participation Agreement Benefit will be the same as his beneficiary for his Retirement Plan Benefit. For his Excess ESSOP Benefit, the Participant will designate one or more beneficiary(s) on a form provided by the Committee.

         (b) Payment to Minor or Incompetent Beneficiaries. In the event the deceased Participant's beneficiary is a minor, or is legally incompetent, or cannot be located, the Committee will make payment to the court-appointed guardian or representative of such beneficiary, or to a trust established for the benefit of such beneficiary, as applicable.

         (c) Judicial Determination. In the event the Committee considers it appropriate for any reason not to direct the payment of a deceased Participant's benefits as specified in this Section 4.4, the Committee may have a court of applicable jurisdiction determine to whom payments should be made, in which event all expenses incurred in obtaining the determination may be charged against the payee.

4.6 Payment to the Participant's Representative. If the Participant is incompetent to handle his affairs on his Benefit Commencement Date or thereafter, or cannot be located after reasonable effort, the Committee will make payments to his court-appointed personal representative, or if none is appointed the Committee may in its discretion make payments to his next-of-kin; provided that the Committee may request a court of competent jurisdiction to determine the payee, in which event all expenses incurred in obtaining the determination may be charged against the payee.

4.7 Unclaimed Benefits. In the event the Committee cannot locate any person entitled to receive the Participant's vested benefits, with reasonable effort and after a period of five years, his interest will be cancelled but will be reinstated within 60 days after he is located.

4.8 Correction of Mistakes. In the event the Committee discovers that a mistake has been made in the calculation of the benefit amount payable to any Participant or beneficiary, it will correct the mistake as soon as practicable. If an overpayment in monthly payments has been made, the Committee will reduce future monthly benefit payments to the extent necessary to recover the overpayment within a reasonable period of time. If an overpayment has been made in a lump sum, the Committee will seek cash reimbursement. If an underpayment in monthly payments has been made, the Committee either will pay the amount of the underpayment in a single sum, or will increase future monthly benefit payments to the extent necessary to pay the underpayment within a reasonable period of time. If an underpayment has been made in a lump sum, the Committee will pay the amount of the underpayment in a single sum. However, if the Committee determines that the burden or expense of seeking recovery of any overpayment would be greater than the potential recovery warrants, it may in its discretion forego recovery efforts.

                                    ARTICLE 5

                          Preretirement Death Benefits

5.1 Executive Benefit. The surviving Spouse of the Participant is vested in his Executive Benefit and who dies before his Benefit Commencement Date, will receive the monthly death benefit described in this Section. However, to the extent that a different death benefit is provided under the Participant's Participation Agreement, that benefit will be paid.

         (a) Coverage for Surviving Spouse Only. The death benefit coverage will become effective on the later of (1) the date the Participant becomes vested in his Executive Benefit, or (2) the first anniversary of his marriage. The coverage will remain in effect until the earlier of (1) the date the Participant becomes unmarried for any reason, (2) the Participant's date of death, or (3) the Benefit Commencement Date. Once commenced, the coverage will remain in effect whether or not the Participant continues in Employment or continues to participate in the Plan. The Participant who either does not have a surviving Spouse, or is not vested on his date of death, will not have any preretirement death benefit coverage under the Plan.

                  The Plan will provide the death benefit without any charge for the cost of coverage and without reduction in the benefit payable to the Participant or surviving Spouse to account for the cost of coverage.

         (b) Amount of Spouse's Preretirement Death Benefit. If the vested preretirement death benefit described in this Subsection has an Actuarial Equivalent lump sum value not greater than $3,500, the Committee will pay the entire benefit to the surviving Spouse in a lump sum payment as soon after the Participant's death as practicable.

                  (1) Death While Actively Employed. If the vested Participant dies while in active Employment and has a surviving Spouse, the Plan will pay the following death benefit to the Spouse. The monthly death benefit will be an amount equal to 75 percent of the amount of the Participant's Executive Benefit, calculated by assuming that the Participant had 15 Years of Benefit Service, using his Final Average Earnings as of his date of death, and disregarding the ratio in Subsection 3.1(a)(2), minus the sum of the preretirement death benefit payable under the Retirement Plan and the combined family Social Security benefit, with no reduction for early payment.

                  (2) Death After Termination Date and Before Benefit Commencement Date. If the vested Participant dies after his Termination Date and before his Benefit Commencement Date, and has a surviving Spouse, the Plan will pay the following death benefit to the Spouse. The monthly death benefit will be an amount equal to 75-percent of the amount of the Participant's Executive Benefit that would have been payable to the Participant, based on his Final Average Earnings and Years of Benefit Service earned as of his Termination Date, minus the sum of the preretirement death benefit payable under the Retirement Plan and the combined family Social Security benefit. In the event the surviving Spouse elects to begin receiving benefits under the Retirement Plan before the date that would have been the Participant's Normal Retirement Date if he had survived, the amount of the Executive Benefit will be paid at the same time and will be reduced by .25 percent for each month by which the Spouse's Benefit Commencement Date precedes the date that would have been the Participant's Normal Retirement Date.

5.2 Excess Retirement Benefit. In the event the Participant has a vested Excess Retirement Benefit, dies before his Benefit Commencement Date, and has a surviving Spouse, the Plan will pay a death benefit to the Spouse. The death benefit will be an amount equal to the difference between the amount the surviving Spouse would have received under the Retirement Plan in the absence of statutory restrictions, and the amount the Spouse actually receives or is entitled to receive after applying the restrictions.

5.3 Participation Agreement Benefit. The death benefit payable under the Participation Agreement will be the amount described in the Agreement.

5.4 Excess ESSOP Benefit. Subject to the Participant's advance election, in the event he has an Excess ESSOP Account balance on his date of death, the Committee will pay (a) the entire balance in a lump sum, or (b) annual installments for 2 to 15 years, beginning as of January 1 following the Participant's date of death.

                                    ARTICLE 6

                              Unfunded Top-Hat Plan

6.1 Securing Payment of Benefits. Because the Plan is a top-hat plan, it will be operated at all times as an unfunded plan as required under ERISA. However, the Company and each Employer reserve the right to take reasonable steps to secure the payment of all or part of the benefits payable under this Plan, to the greatest extent possible without compromising the unfunded status of the Plan. To the extent not provided under a rabbi trust, insurance contracts and/or other vehicles which the Company and/or any Employer may establish at any time to provide for the security of benefits, the Company and/or each Employer will pay benefits from its general treasury as they become due. The Company and/or each Employer may purchase insurance contracts and other investments in contemplation of benefits becoming payable in the future.

6.2 Assets Subject to General Creditors. In the event of the insolvency of any Employer, all assets of the Plan will be subject to the insolvent Employer's general judgment creditors to the extent that the claims are enforceable under state or federal law. Assets will be paid from each affected Employer's general treasury, or other funding vehicle if one exists, as directed by a valid order from a court having competent jurisdiction. If directed by such court, the Committee will suspend benefit payments as necessary to pay such judgment(s).

6.3 No Participant Contributions. Participants will neither be required nor permitted to make contributions to the Plan.

6.4 Exclusive Benefit. Although no Participant or beneficiary will have any preferred claim or beneficial ownership interest in any Plan assets, and any rights they have under the Plan will be mere unsecured contractual rights against the Employers, the Employers, and the trustee if the Company has established a rabbi trust, will use all Plan assets exclusively for the benefit of Participants and beneficiaries except to the extent that their general creditors have prior rights as described in Section 6.3.

6.5 Taxation. For each fiscal year, each Employer will be entitled to take an income tax deduction for benefits actually paid that year. Each Employer will pay annual income taxes on its pro rata share of the earnings from any rabbi trust or other funding vehicle that may be established under the Plan, except to the extent that earnings are exempt because of the nature of the investment, i.e., insurance contracts, tax-exempt bonds, etc.

                                    ARTICLE 7

                            Amendment and Termination

7.1      Amendment.

         (a) Procedure. The Company will have the right to amend the Plan from time to time. The Executive Compensation Committee of the Board will determine that an amendment is appropriate, and cause the amendment to be drafted. Each amendment must be approved by a majority of the Executive Compensation Committee members then in office. The Company's President, or officer designated by the President, will adopt each amendment by placing his signature thereon.

         (b) Prohibited Amendments. No amendment will be permitted which would have the effect of reducing or eliminating any Participant's Accrued Benefit determined as of the effective date of the amendment.

         (c) Administrative Changes Without Plan Amendment. The Executive Compensation Committee of the Board reserves authority to make administrative changes to this Plan document that do not alter the minimum qualification requirements, without written amendment to the Plan.

         (d) Limited to Active Participants. Except as specifically stated in the amendment, no amendment will apply to any Participant whose Termination Date occurred before the effective date of the amendment.

7.2 Termination of the Plan. The Company expects this Plan to be continued indefinitely but necessarily reserves the right to terminate the Plan any time, subject to approval of the Executive Compensation Committee of the Board. Each Employer reserves the right to terminate its participation in the Plan at any time by appropriate action of its board of directors.

                                    ARTICLE 8

                                 Administration

8.1 Allocation of Fiduciary Responsibilities. The Plan fiduciaries will have the powers and duties described below, and may delegate their duties to the extent permitted under ERISA Section 402.

         (a) The Board. The Board members' status as Plan fiduciaries, and their fiduciary duties, will be limited to (1) the adoption of a resolution that Employees holding certain job titles will serve as Benefits Committee members, and (2) the adoption of a resolution that Employees holding certain job titles will serve as Investment Council members. To the extent provided in the Board resolution, an Employee can serve both as a member of the Benefits Committee and as a member of the Investment Council.

         (b) The Company and the Employers. The Company's and each Employer's status as a Plan fiduciary, and its fiduciary duties, will be limited to (1) making contributions (if any) to the Plan in the amounts determined by the Committee based on the recommendations of the enrolled actuary, and (2) executing documents by which the Plan is governed. Officers of the Company will act on its behalf as specified in the Company's by-laws, and officers of each Employer will act on its behalf as specified in the Employer's by-laws.

         (c) The Executive Compensation Committee of the Board. The Executive Compensation Committee of the Board will be responsible for selecting the Employees who will be eligible to participate in the various portions of the Plan, and for amending and terminating the Plan under Article 7.

         (d) The Benefits Committee. The Benefits Committee will serve as Plan Administrator.

                  (1) Appointment and Termination of Office. The Committee will consist of not less than 3 nor more than 7 individuals who, by authority of the Board resolution described in Subsection (a), will serve as such by virtue of their job titles. A Committee member will lose his status as such when he ceases to hold a job title by virtue of which he is a Committee member. A member may resign at any time by written resignation from his job title, submitted to the Company and to the Committee. The successor to such job title will also be the successor Committee member.

                  (2) Organization of Committee. The Committee will elect a Chairman from among its members, and will appoint a Secretary who may or may not be a Committee member. The Committee may appoint agents who may or may not be Committee members, as it considers necessary for the effective performance of its duties, and may delegate to the agents nondiscretionary powers and duties as it considers expedient or appropriate. The Committee will fix the compensation of the agents. Employee Committee members will serve as such without additional compensation.

                  (3) Committee Meetings. The Committee will hold meetings at least annually. A majority of the members then in office will constitute a quorum. Each action of the Committee will be taken by a majority vote of all members then in office, provided that the Committee will establish procedures for taking written votes without a meeting.

                  (4) Powers and Duties. The Committee will have primary responsibility for administering the Plan, except for the investment-related duties reserved by the Investment Council under Subsection (d). The Committee and the Company employees and other agents to whom it delegates nondiscretionary duties, will have all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:

                           (A) Governing Rules. The Committee will be responsible for adopting rules and regulations necessary for the performance of its duties under the Plan.

                           (B) Construction. The Committee will have the power to construe the Plan and to decide all questions arising under the Plan.

                           (C) Rights to Benefits. The Committee will have discretionary authority to determine the eligibility of Participants and beneficiaries to receive benefits and the amount of benefits to which any Participant or beneficiary may be entitled under the Plan, and will enforce the claims procedure described in Section 8.4.

                           (D) Employee Data. The Committee will request from the Company and the Employers complete information regarding the compensation and Employment of each Participant and other facts as it considers necessary from time to time, and will treat Company and Employer records as conclusive with respect to such information; the Committee will maintain records showing the fiscal operations of the Plan, and will keep in convenient form the data required for actuarial valuations.

                           (E) Payments. The Committee will direct the payment of benefits from the Company's general treasury, or from any annuity contract or trust, or may appoint a disbursing agent, and will specify the payee, the amount and the conditions of each payment.

                           (F) Disclosure. The Committee will prepare and distribute to the Participants any plan summaries, notices and other information about the Plan in such manner as it deems proper and in compliance with applicable law.

                           (G) Application Forms. The Committee will provide forms for use by Participants in applying for benefits.

                           (H) Actuarial Determinations. The Committee will appoint an enrolled actuary to make annual actuarial valuations of the Plan's experience and liabilities, and to prepare actuarial statements. The Committee will notify the Employers of the amount of contributions determined to be necessary to provide benefits, based on the recommendations of the enrolled actuary.

                           (I) Agents. The Committee may delegate any of its administrative duties to Company employees and other agents, and may retain legal counsel, accountants, actuaries, consultants and such other agents as it considers necessary to properly administer the Plan.

                           (J) Reporting. The Committee will cause to be filed all reports required under ERISA and the Code.

         (e) The Investment Council. The Investment Council will have primary responsibility for the investment of Plan assets, to the extent that Employers make contributions to fund future benefits.

                  (1) Appointment and Termination of Office. The Investment Council will consist of not less than 3 nor more than 7 individuals who, by authority of the Board resolution described in Subsection (a), will serve as such by virtue of their job titles. An Investment Council member will lose his status as such when he ceases to hold a job title by virtue of which he is an Investment Council member. A member may resign at any time by written resignation from his job title, submitted to the Company and to the Investment Council. The successor to such job title will also be the successor Investment Council member.

                  (2) Organization of Investment Council. The Investment Council will elect a Chairman from among its members, and will appoint a Secretary who may or may not be an Investment Council member. The Investment Council may appoint agents who may or may not be Investment Council members, as it considers necessary for the effective performance of its duties, and may delegate to the agents nondiscretionary powers and duties as it considers expedient or appropriate. The Investment Council will fix the compensation of the agents. Employee Investment Council members will serve as such without additional compensation.

                  (3) Investment Council Meetings. The Investment Council will hold meetings at least annually. A majority of the members then in office will constitute a quorum. Each action of the Investment Council will be taken by a majority vote of all members then in office, provided that the Investment Council may establish procedures for taking written votes without a meeting.

                  (4) Powers and Duties. The Investment Council will have primary responsibility for investment of Plan assets, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:

                           (A) Appointment of Rabbi Trustee. The Investment Council will select and appoint the trustee for any rabbi or secular trust that it establishes under the Plan, and may remove and replace the trustee from time to time as it considers appropriate. The Council will determine the portion of Plan assets to be invested by the trustee instead of the investment manager(s).

                           (B) Appointment of Investment Managers. The Investment Council may select and appoint one or more investment managers from time to time, and may remove any investment manager. The Council will determine the portion of Plan assets to be invested be each investment manager. To the extent it considers appropriate, the Council will direct the investment manager(s) regarding the allocation of assets among investment categories and the maintenance of asset balancing.

                           (C) Funding Policy. The Investment Council will maintain and execute a funding policy.

                           (D) Investment Policy. The Investment Council will maintain and execute written investment objectives and guidelines.

                           (E) Investment Categories. To the extent it does not delegate such authority to the trustee and/or the investment manager(s), the Investment Council will determine the portion of Plan assets to be invested in categories such as common and preferred stocks, bonds, mortgages, real estate, insurance contracts, etc., and may direct transfers of

                                    Plan assets between investment categories and between the trustee and/or the investment managers accordingly.

                           (F) Investment Performance. The Investment Council will establish written procedures for reviewing and evaluating investment performance, and will regularly review and evaluate the performance of the investment manager(s) and the media in which Plan assets are invested.

                           (G) Records. The Investment Council will maintain records of investment and will keep in convenient form the investment data required for actuarial valuations and government reports.

                           (H) Agents. The Investment Council may delegate any of its nondiscretionary duties to Company employees and other agents, and may retain legal counsel, accountants, actuaries, consultants and such other agents as it considers necessary to properly administer the Plan.

8.2 Expenses. The Committee will determine, in its sole discretion, whether the expenses incurred in administering the Plan (and rabbi trust if any) will be paid by the Company (or by the trustee from the trust fund if any). Expenses include but are not limited to fees and charges of actuaries, attorneys, accountants, consul-tants, investment managers, and any trustee. The trustee will pay from the trust fund all expenses directly incurred in connection with the investment of Plan assets.

8.3 Indemnification. The Company will indemnify and hold harmless the Committee and the Investment Council and each member and each person to whom the Committee and the Investment Council has delegated responsibility under this Article, from all joint and several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

8.4 Claims Procedure. The Committee will furnish to each Participant, upon his retirement, information about the benefits to which he is entitled under the Plan. The Committee may require any person claiming benefits under the Plan to submit a written application, together with such documents, evidence, and information as it considers necessary to process the claim.

                                    ARTICLE 9

                                  Miscellaneous

9.1 Headings. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern.

9.2 Construction. The Plan will be construed in accordance with the laws of the State of South Carolina, except to the extent such laws are preempted by ERISA and the Code.

9.3 Severability. If any Section, Subsection, or provision of this Plan is held to be void, unlawful or unenforceable under any applicable State or federal law, that provision will be severed from the Plan, as amended if necessary, and the remainder of the Plan will continue in full force and effect.

9.4 Nonalienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or beneficiary, and no Participant or beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan.

9.5 No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

9.6 No Enlargement of Rights. No person will have any right to or interest in any portion of the Plan except as specifically provided in the Plan.

9.7 Withholding for Taxes. Payments under the Plan will be subject to withholding for payroll taxes as required by law.

    IN WITNESS WHEREOF, Sonoco Products Company has caused this amendment and restatement of Omnibus Benefit Restoration Plan of Sonoco Products Company to be executed by its duly authorized officer this ____ day of December, 1994, to be effective as of January 1, 1994, except that certain provisions are effective as of other dates stated within each such provision.



                                            SONOCO PRODUCTS COMPANY



                                            By:


                                            Title:


ATTEST:




Secretary

Corporate Seal: